Exhibit 10.4

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of October 1, 2026 (“Effective Date”), by and between aTyr Pharma, Inc. (“Company”), having a principal place of business at 10240 Sorrento Valley Road, Suite 300, San Diego, California 92121, and Twin Oaks BioPartners (“Consultant”), having a principal place of business at .

1.
Retention of Services. Company hereby retains Consultant to advise and consult with the Company in the communication and transition of information and knowledge relating to the Company’s business, including advisory services and support related to business strategy, finance and corporate matters (the “Services”).
2.
Compensation.
2.1
Fees. In consideration for the performance of the Services, Company will pay Consultant at the rate of Four Hundred Seventy-Five Dollars ($475.00 USD) per hour. Consultant will submit invoices on a monthly basis to . Such invoices shall reference the Company PO#, the number of Service hours provided and a brief description of such Services. Undisputed amounts invoiced in accordance with the terms of this paragraph shall be paid within thirty (30) days of receipt of invoice.
2.2
Expenses. Company shall reimburse Consultant for reasonable expenses incurred in connection with Consultant’s performance of Services, provided that the expenses are approved in advance by the Chief Executive Officer of Company and Consultant promptly provides documentation satisfactory to Company to support Consultant’s request for reimbursement.
3.
Independent Contractor Relationship. Consultant’s relationship with Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health, life insurance, profit-sharing or retirement benefits, paid vacation, holidays or sick leave. Consultant will not be authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by the Chief Executive Officer of Company. Consultant will be solely responsible for obtaining any business or similar licenses required by any federal, state or local authority. In addition, Consultant will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Consultant by filing a Form 1099‑NEC with the Internal Revenue Service as required by law.
3.1
Method of Performing Services; Results. In accordance with Company’s objectives, Consultant will determine the method, details and means of performing the Services required by this Agreement. Company shall have no right to, and shall not, control the manner or determine the method of performing Consultant’s Services. Consultant shall provide the Services for which Consultant is engaged to the reasonable satisfaction of Company. Company may suggest to Consultant, from time to time, methods or strategies Company believes may assist Consultant in the performance of Consultant’s Services under this Agreement. Consistent with Consultant’s independent contractor status, however, Consultant shall exercise Consultant’s independent business discretion in determining whether or not to follow Company’s suggestions.
3.2
Workplace, Hours and Instrumentalities. Consultant may perform the Services at any place or location and at such times as Consultant shall determine. Consultant agrees to provide all tools

Exhibit 10.4

and instrumentalities, if any, required to perform the Services; however, Company will/may at its convenience make available to Consultant suitable office space, computer equipment, and the like, to facilitate the efficient rendering of Consultant’s Services to Company. Such facilities shall be used by Consultant, if at all, at Consultant’s discretion.
4.
Intellectual Property Rights.
4.1
Disclosure and Assignment of Innovations.
(a)
Innovations; Company Innovations. “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Company Innovations” are Innovations that Consultant, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Consultant’s work for Company under this Agreement.
(b)
Disclosure and Ownership of Company Innovations. Consultant agrees to make and maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Consultant agrees to promptly disclose to Company every Company Innovation. Consultant hereby does and will assign to Company, or Company’s designee, Consultant’s entire worldwide right, title and interest in and to all Company Innovations and all associated records and intellectual property rights.
(c)
Assistance. Consultant agrees to execute upon Company’s request a signed transfer of Company Innovations to Company for each of the Company Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Consultant agrees to assist Company in any reasonable manner to obtain, perfect and enforce, for Company’s benefit, Company’s rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Company Innovations. Consultant agrees to execute, when requested, for each of the Company Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Company Innovation, (ii) documentation (including without limitation assignments) to permit Company to obtain, perfect and enforce Company’s right, title and interest in and to such Company Innovation, and (iii) any other lawful documents deemed necessary by Company to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event that Company is unable for any reason to secure Consultant’s signature to any document Consultant is required to execute under this Paragraph 4.1(c) (“Assistance”), Consultant hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf and instead of Consultant, to execute such document with the same legal force and effect as if executed by Consultant.
(d)
Out-of-Scope Innovations. If Consultant incorporates any Innovations relating in any way to Company’s business or demonstrably anticipated research or development or business which were conceived, reduced to practice, created, derived, developed or made by Consultant either outside of the scope of Consultant’s work for Company under this Agreement or prior to the Effective Date (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, Consultant hereby grants to Company or Company’s designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent,

Exhibit 10.4

copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Innovations which Consultant incorporates, or permits to be incorporated, in any Company Innovations. Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any of the Company Innovations without Company’s prior written consent.
5.
Confidential Information.
5.1
Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, Company’s suppliers and customers, and includes, without limitation, Company Innovations, Company Property (defined below), and Company’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.
5.2
Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform Services for the benefit of Company. Consultant agrees that Consultant shall treat all Confidential Information of Company with the same degree of care as Consultant accords to Consultant’s own Confidential Information, but in no case less than reasonable care. If Consultant is not an individual, Consultant agrees that Consultant shall disclose Confidential Information only to those of Consultant’s employees who need to know such information, and Consultant certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Consultant under this Agreement. Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party. Consultant will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information and agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.
5.3
Exclusions from Nondisclosure and Nonuse Obligations. Consultant’s obligations under Paragraph 5.2 (“Nondisclosure and Nonuse Obligations”) with respect to any portion of the Confidential Information shall not apply to any such portion which Consultant can demonstrate: (a) was in the public domain at or subsequent to the time such portion was communicated to Consultant by Company through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by Company; or (c) was developed by employees of Consultant independently of and without reference to any information communicated to Consultant by Company. A disclosure of Confidential Information by Consultant, either: (a) in response to a valid order by a court or other governmental body; (b) otherwise required by law; or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.
5.4
Insider Trading. Consultant hereby acknowledges that Confidential Information disclosed by Company under this Agreement or obtained by Consultant in the course of performing duties hereunder may constitute material, non-public information with respect to Company under applicable securities laws. Consultant agrees to abide by all applicable securities laws with respect to such Confidential Information and, without limiting the generality of the foregoing or any other provision of this Agreement, agrees NOT to: (a) purchase or sell, directly or indirectly, any Company securities while in possession of relevant material, nonpublic information relating to Company received from the Company or others in connection herewith; or (b) communicate any material, nonpublic information relating to

Exhibit 10.4

Company to any other person in which it is reasonably foreseeable that such person is likely to (i) purchase or sell Company securities, or (ii) otherwise directly or indirectly benefit from such information. Without limiting any of the confidentiality and insider trading obligations included in this Agreement, Consultant shall not discuss any information concerning Company obtained by Consultant in the course of performing the Services with any financial, securities or industry analyst or with the media without the written agreement of Company.
5.5
Defend Trade Secrets Act. Consultant acknowledges receipt of the following notice under 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
5.6
Absence of Debarment. Consultant: (a) has not been debarred and is not subject to a pending debarment, and will not use in any capacity in connection with Services any person who has been debarred or is subject to a pending debarment, pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) is not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (c) is not disqualified by any government or regulatory authorities from performing specific services, and is not subject to a pending disqualification proceeding; and (d) has not been convicted of a criminal offense related to the provision of healthcare items or services and is not subject to any such pending action.
6.
Ownership and Return of Company Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, all other tangible media of expression), equipment, documents, data, and other property furnished to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of Services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of Company or Company’s suppliers or customers, and Consultant hereby does and will assign to Company all rights, title and interest Consultant may have or acquire in the Company Property. Consultant agrees to keep all Company Property at Consultant’s premises unless otherwise permitted in writing by Company. At the end of this Agreement, or at Company’s request, and no later than five (5) days after the end of this Agreement or Company’s request, Consultant shall destroy or deliver to Company, at Company’s option: (a) all Company Property; (b) all tangible media of expression in Consultant’s possession or control which incorporate or in which are fixed any Confidential Information; and (c) written certification of Consultant’s compliance with Consultant’s obligations under this subparagraph.
7.
Observance of Company Rules. At all times while on Company’s premises, Consultant will observe Company’s rules and regulations with respect to conduct, health and safety and protection of persons and property.
8.
No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Consultant’s obligations, or the scope of services rendered for Company, under this Agreement. Consultant warrants that, to the best of Consultant’s knowledge, there is no other contract or duty on the part of Consultant that conflicts with or is inconsistent with this Agreement. This paragraph 8 does not prevent Consultant from performing the same or similar services for clients other than Company so long as such services do not directly or indirectly conflict with Consultant’s obligations under this Agreement. If Consultant is an employee of, or affiliated with, a company or institution (“Consultant Employer”), Consultant is responsible for ensuring that any agreement Consultant enters into with a for-profit entity is not in conflict with the patent, consulting or other policies of such Consultant Employer. If Consultant is required by the Consultant Employer to disclose to it any proposed agreements with industry, Consultant has made such disclosure. If the Consultant Employer’s prior approval of this Agreement is required by Consultant

Exhibit 10.4

Employer’s policies, Consultant has obtained or will obtain and deliver to Company Consultant Employer’s consent prior to the provision of Services.
9.
Term and Termination.
9.1
Term. This Agreement is effective as of the Effective Date set forth above and will end October 1, 2027 unless sooner terminated in accordance with subparagraphs 9.2 or 9.3 below. This Agreement is renewable upon the mutual consent of both parties. The terms of such renewal must be in writing and signed by both Company and Consultant.
9.2
Termination by Company. Company may terminate this Agreement at any time, with termination effective fifteen (15) days after Company’s delivery to Consultant of written notice of termination. Company also may terminate this Agreement immediately upon Consultant’s breach of Paragraph 4 (“Intellectual Property Rights”), 5 (“Confidential Information”), 6 (“Ownership of Company Property”), 8 (“No Conflict of Interest”) or 10 (“General Provisions”).
9.3
Termination by Consultant. Consultant may terminate this Agreement at any time, with termination effective fifteen (15) days after Consultant’s delivery to Company of written notice of termination.
9.4
Duties Upon Termination. Upon termination of this Agreement for any reason, Consultant agrees to cease all work on behalf of Company and promptly deliver the results to Company. Company shall promptly pay Consultant all fees and approved expenses incurred by Consultant to the date of termination within thirty (30) days after receiving Consultant’s final invoice.
10.
General Provisions.
10.1
Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Consultant may not assign its rights, subcontract or otherwise delegate its obligations under this Agreement without Company’s prior written consent.
10.2
Indemnification.
(a)
Consultant agrees to defend and indemnify Company from any and all third party allegations, claims, demands, lawsuits or other legal proceedings of any type seeking damages, equitable relief or any other remedies arising from or related to Consultant’s material breach of this Agreement or Consultant’s gross negligence or willful misconduct in providing the Services. Notwithstanding the foregoing, Consultant shall not have any obligation to indemnify Company hereunder with respect to a liability to the extent it arises out of the gross negligence or willful act or omission of Company or any breach of this Agreement by Company.
(b)
Company agrees to defend and indemnify Consultant from any and all third party allegations, claims, demands, lawsuits or other legal proceedings of any type seeking damages, equitable relief or any other remedies arising from or related to Company’s material breach of this Agreement or Company’s gross negligence or willful misconduct associated with the Services. Notwithstanding the foregoing, Company shall not have any obligation to indemnify Consultant hereunder with respect to a liability to the extent it arises out of the gross negligence or willful act or omission of Consultant or any breach of this Agreement by Consultant.
10.3
Agreement to Arbitrate. Consultant and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the consulting relationship between Consultant and Company, and any disputes upon termination of the consulting relationship, including claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. The arbitration will be conducted in San Diego County, California, by a

Exhibit 10.4

single neutral arbitrator and in accordance with the American Arbitration Association’s (“AAA”) then current rules for resolution of commercial disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. In the event the arbitrator does not follow the law, the arbitrator will have exceeded the scope of his or her authority and the parties may, at their option, file a motion to vacate the award in court. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.
10.4
Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 4 (“Intellectual Property Rights”) 5 (“Confidential Information”) and 10 (“General Provisions”) will survive any termination or expiration of this Agreement.
10.5
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.
10.6
Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Except for the matters to be resolved pursuant to subparagraph 10.3 hereof, each of the parties irrevocably consents to the personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.
10.7
Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
10.8
Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Company, and no breach excused by Company, unless such waiver or consent is in writing signed by Company. The waiver by Company of, or consent by Company to, a breach of any provision of this Agreement by Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.
10.9
Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value. Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law. Accordingly, in the event of such breach, the parties agree that Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
10.10
Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Company.

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Exhibit 10.4

CONSULTING AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ATyr Pharma, Inc. By: /s/ Brandon Yaras Brandon Yaras Chief Financial Officer	CONSULTANT By: /s/ Jill M. Broadfoot Jill M. Broadfoot Twin Oaks BioPartners